UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2005

INTEGRITY MUTUAL FUNDS, INC.
(Exact name of registrant as specified in its charter)

North Dakota	0-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Main Street North, Minot, North Dakota	58703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (701) 852-5292

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 27, 2005, Steven D. Lysne, Vaune M. Cripe, and Robert Mau were elected by the shareholders of Integrity Mutual Funds, Inc., to serve as directors.  Their terms will end on the date of the 2006 annual meeting of the shareholders at which time they will be up for re-election.  The board of directors has not yet determined which committees that the new directors will join.

Mr. Lysne serves as CEO and General Manager of SRT Communications, Inc., in Minot, North Dakota.   Ms. Cripe serves as Vice President and Business Banking Department Manager of American State Bank & Trust based out of Dickinson, North Dakota.  Mr. Mau currently serves as President of Eagle Operating, Inc., in Kenmare, North Dakota.  Mr. Lysne and Ms. Cripe are both Certified Public Accountants.  The Board of Directors has determined that all three newly elected directors are independent within the meaning of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY MUTUAL FUNDS, INC.

By:	/s/ Robert E. Walstad
Robert E. Walstad
Chief Executive Officer,
Chairman & Director

Dated:  June 3, 2005